UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2011

AQUASIL INTERNATIONAL INC.
Exact name of registrant as specified in its charter

Nevada	000-54252	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

380 Lexington Ave., 17th Floor, New York, NY	10168
(Address of principal executive offices)	(Zip Code)

(888) 510-3394
Registrant’s telephone number, including area code

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5.

CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers;  Election of Directors;  Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Chief Financial Officer

On August 11, 2011, Bruce Milroy resigned as a director of  Aquasil International  Inc. a Nevada corporation (the "Company").

Mr. Milroy did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Chief Financial Officer

On August 11, 2011, Mr. Ilya Khasidov, the Company’s Chief Executive Officer, President, Secretary and Treasurer was appointed Chief Financial Officer of the Company.

Mr. Khasidov, Age 51, was appointed to the Board of Directors, Chief Executive Officer and President on December 30, 2010.   He was further appointed  Secretary and Treasurer on February 15, 2011.
During the past ten years, Mr. Khasidov has managed and controlled several companies ranging from natural resource development, including marble and granite reserves, to Aquasil, Inc., the Company’s wholly owned subsidiary, which has developed a mineral water containing real silver compounds in order to fight bacteria in the human body.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AQUASIL INTERNATIONAL INC.

Dated: August 18, 2011	By:	/s/ Ilya Khasidov
	Name:	Ilya Khasidov
`	Title:	President, Chief Executive Officer, Secretary, Treasurer and Chief Financial Officer